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                                                                  EXHIBIT 10.55


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          HOMECOM COMMUNICATIONS, INC.

                                       AND

               RICHARD L. CHU, JOSEPH G. RICKARD, JOHN R. WINANS,
                 MARIO D'AGOSTINO, KAREN MOORE AND JOHN KOKINAS



                              AS OF APRIL 23, 1999



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                                TABLE OF CONTENTS



ARTICLE I.  PAYMENTS AT CLOSING                                         ______

ARTICLE II.  REPRESENTATIONS, WARRANTIES AND
COVENANTS OF SELLER                                                     ______

ARTICLE III.  REPRESENTATIONS, WARRANTIES AND
COVENANTS OF BUYER                                                      ______

ARTICLE IV.  COVENANTS OF SELLER                                        ______

ARTICLE V.  COVENANTS OF BUYER                                          ______

ARTICLE VI.  CLOSING                                                    ______

ARTICLE VII.  POST-CLOSING OBLIGATIONS                                  ______

ARTICLE VIII.   INDEMNIFICATION; DUE DILIGENCE; CONFIDENTIALITY         ______

ARTICLE IX.  MISCELLANEOUS                                              ______



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                       SCHEDULE OF SCHEDULES AND EXHIBITS


SCHEDULE 1.2

SCHEDULE 2.1

SCHEDULE 2.3

SCHEDULE 2.4

SCHEDULE 2.6

SCHEDULE 2.8

SCHEDULE 2.8(a)

SCHEDULE 2.8(b)

SCHEDULE 2.9

SCHEDULE 2.10

SCHEDULE 2.12

SCHEDULE 2.13

SCHEDULE 2.16

SCHEDULE 2.17

SCHEDULE 2.18

SCHEDULE 2.19

SCHEDULE 2.20(a)

SCHEDULE 2.20(b)

SCHEDULE 2.20(c)

SCHEDULE 2.21

SCHEDULE 2.22

SCHEDULE 2.24


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SCHEDULE 2.27

SCHEDULE 3.3

SCHEDULE 6.1(a)(viii)


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                   SCHEDULE OF SCHEDULES AND EXHIBITS (CONT.)



EXHIBIT "A"       -       ESCROW AGREEMENT AND STOCK PLEDGE AGREEMENT

EXHIBIT "B"       -       EMPLOYMENT AGREEMENTS

EXHIBIT "C"       -       NON-COMPETITION AGREEMENTS

EXHIBIT "D"       -       SELLERS OPINION OF COUNSEL

EXHIBIT "E"       -       BUYER OPINION OF COUNSEL


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                            STOCK PURCHASE AGREEMENT


         This Agreement (the "Agreement") is made and entered into as of this 23rd day of April, 1999, by and among HOMECOM COMMUNICATIONS, INC., a Delaware corporation (the "Buyer"), Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario D'Agostino, Karen Moore, and John Kokinas (collectively, the "Sellers" and individually a "Seller").

                               W I T N E S S E T H

         A. Sellers own all of the issued and outstanding capital stock, (the "Shares") of Ganymede Corporation (the "Company").

         B. Sellers desire to sell and Buyer desires to acquire the Company through the purchase by the Buyer of all of the outstanding shares of the Company no par value voting Common Stock.

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
                                    ARTICLE I
                              PAYMENTS AT CLOSINGS

         1.1 Payment of Purchase Price and Loan Payments. a) In accordance with the terms and conditions hereof and at the Closing hereinafter specified, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer all of the Shares upon surrender to Buyer of the certificates representing the shares for a total purchase price of $ 998,038.50 payable as provided in Paragraph 1.2 (the "Purchase Price").

         b) In addition to payment of the Purchase Price at Closing (as defined herein in Section 1.6), Buyer assumes and agrees to pay indebtedness owing by the Company to Richard L. Chu and Mario D'Agostino in the amount of $134,300 (of which $34,300 shall be payable in Common Stock and $100,000 shall be payable in

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cash) payable as provided in Paragraph 1.2 ("Loan Payments").

         1.2 Payment of Purchase Price and Loan Payments. The Purchase Price and $34,300 of the Loan Payment shall each be paid to the Sellers and to Chu, respectively, in common stock of Buyer, par value $.0001 per share, (the "Buyer Common Stock") as shown on Schedule 1.2. The per share value of the Buyer Common Stock delivered to Seller in payment of the Purchase Price and $34,300 of the Loan Payments shall each be $5.57 (the "Per Share Valuation"). The remaining $100,000 of the Loan Payment shall be shall be paid in cash by the Buyer at Closing. However, if more than 500,000 shares of Buyer Common Stock shall be required to be issued by the Buyer at the Closing, Buyer has the unilateral right to terminate this transaction without any penalties or payments of any kind.

         The Buyer Common Stock delivered to Sellers at the Closing shall be solely the property of Sellers and Sellers shall have full disposition and voting powers with respect thereto, subject to the limitations described herein.

         1.3 a) Registration of Buyer Common Stock. 95,748 shares of Buyer Common Stock to be paid to Sellers at the Closing shall be registered with the United States Securities and Exchange Commission ("SEC") pursuant to a registration statement ("Registration Statement") filed by the Buyer within sixty (60) days after the Closing ("Registered Shares"). The 95,748 shares of the Buyer Common Stock to be paid to the Sellers (Unregistered Shares) need not be registered by the Buyer at Closing but shall be subject to piggyback registration rights of the Sellers under Section 1.3(b) below.


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                  (b)      Piggyback Registration of Shares.

                           (i)      If the Buyer proposes to register any of its
securities under the Securities Act of 1933, as amended (the "1933 Act") for sale by it for cash (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145 of the 1933 Act, the Buyer shall give the Sellers notice of such proposed registration at least fifteen (15) days prior to the filing of the registration statement. At the written request of a Seller delivered to the Buyer within ten (10) days after delivery of the notice from the Buyer, the Buyer shall use its best reasonable efforts to effect the registration ("Piggyback Registration") under the 1933 Act of the Unregistered Shares of the Buyer Common Stock provided that the Buyer may, without the consent of the Sellers, withdraw such registration statement prior to its becoming effective if the Buyer has abandoned its proposal to register its securities and following the effectiveness of any such registration statement, and upon notice to the Sellers, may suspend the rights of the Sellers to make sales pursuant to such registration statement if the Board of Directors determines in good faith that it is in the best interests of the Buyer (a) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Buyer; or (b) for any reasonable purpose relating to the business of the Buyer, to suspend the registration rights set forth herein. If an offering in connection with which the Sellers are entitled to registration under this Section is an underwritten offering, and each Seller whose securities are included in such Registration Statement, shall, unless otherwise agreed to by the Buyer, offer and sell such securities in an underwritten offering using the same underwriter or underwriters in, subject to provisions of this agreement, on the same terms and conditions as other shares of common stock included in such underwritten offering.

                           (ii)     The Buyer may require, as a condition to
including any shares of the Buyer Common Stock to be offered by a Seller in any registration statement filed pursuant to



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this Section 1.3(b), that the Buyer shall have received an agreement from such
Seller to be bound by the terms of this section, including an undertaking reasonably satisfactory to it from such Seller, to indemnify and hold the Buyer, its directors and officers and each other person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Buyer or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or an omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Seller as a shareholder of the Buyer furnished to the Buyer through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this section shall in no event exceed the gross proceeds from the offering received by such Seller.



                           (iii) If the registration referred to in Section
1.3(b)(i) is to be an underwritten public offering for the account of the Buyer and the managing underwriter advises the Buyer in writing that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of common stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Buyer shall include in such registration: (i) first, all securities of the Buyer proposes to sell for its own account, (ii) second, up to the full number of securities proposed to be registered for the account of holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights and (iii) third, the securities requested to be


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registered by the Sellers and other holders of securities entitled to participate in the registration, drawn from them pro rata based upon the number each has been requested to be included in such registration

         1.4      Restriction on Sale of Buyer Common Stock.

         (a) The Sellers agree not to sell more than one half of the Registered Shares (the "First Gated Shares") during the ninety (90) day period following Closing.

         (b) As to the remaining Registered Shares (the "Second Gated Shares"), Seller hereby covenants and agrees to sell no such shares until after ninety (90) days following the Closing.

         (c) The Unregistered Shares may be sold by Seller in accordance with SEC Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act") and applicable law.

         1.5 Escrow. 17,918 shares in the form of unregistered Shares (the "Escrowed Shares"), shall be placed in escrow (the "Escrow") at Closing in accordance with the term of an escrow agreement and related Pledge and Security Agreement (collectively, the "Escrow Agreement") substantially in the form attached hereto as Exhibit "A." The Escrow Agreement shall provide that Escrowed Shares shall be released and returned to Buyer (on behalf of the Sellers) from the Escrow in payment or partial payment of the Indemnity Amount (as defined in Paragraph 8.4) due from Seller to Buyer under the indemnities provided in Paragraph 8.1 of this Agreement. Escrowed Shares released to Buyer shall have a value equal to the Indemnity Amount and shall be valued at one hundred (100%) percent of weighted (by trading volume) averages per share trading price for the last ten (10) trading days immediately preceding the date that the Escrowed Shares are released to the Buyer in payment of the Indemnity amount. The term of the Escrow shall be the longer of the one year immediately following the Closing Date or the time required to finally determine, by final, non-appealable court order or agreement of the parties, all indemnity claims timely asserted by Buyer. Upon the expiration of the Escrow, all Shares remaining therein shall be delivered by escrow agent to Seller free and clear of all liens, claims and encumbrances.

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         1.6 Closing. The closing of the transactions provided for in this
Agreement (the "Closing") shall take place at the offices of the attorneys for Buyer in Atlanta, Georgia, or other mutually agreeable place, on a mutually agreed date within five (5) business days following the parties date that all conditions to their respective obligations hereunder (other than those requiring an exchange of a certificate, opinion, or other documents at the Closing or the taking of other action at, or concurrently with, the Closing) have been fulfilled. In the event that at the Closing no conditions to the obligations of the parties hereto exist which have not been satisfied or waived, the parties shall deliver to each other at Closing the certificates, opinions, and other documents required to be delivered at Closing under Article VI. The date upon which the Closing takes place shall be referred to as the "Closing Date."


                                   ARTICLE II

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF SELLER

         Each Seller hereby (i) severally represents, warrants and covenants to Buyer as to himself or herself, (ii) jointly and severally represents, warrants and covenants to Buyer as to the Company, and (iii) jointly and severally represents, warrants and covenants to Buyer to the best of their knowledge with respect to the other Sellers as set forth in this Article II. Such representations, warrants and covenants shall be true as of the date of this Agreement and as of the Closing Date.

         2.1      Status of Shares. With respect to the Shares:

                  (a) The Shares have been duly authorized, validly issued, and are fully paid and nonassessable;

                  (b) The Shares represent all of the issued capital stock in each of the companies comprising the Company;


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                  (c)      Seller owns both beneficially and of record, and has
good and marketable title to, the Shares, free and clear of any mortgage, pledge, lien, encumbrance, security interest, restriction, charge or claim of any kind (collectively, the "Liens") and the Shares are not subject to any restrictions or limitations prohibiting or restricting transfer, other than restrictions on transferability imposed generally on securities by federal or state securities laws or other restrictions terminated or waived prior to the Closing, none of which will prevent the transactions contemplated hereby;

                  (d) The certificates representing the Shares will at the Closing be genuine and, together with any supporting papers, will at such time be in such form as to enable Company to reflect on its stock transfer books immediately the transfer to Buyer of the shares of stock represented thereby.


         2.2 Authorization; Etc. Each Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each Seller has taken all action required by law, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

         2.3 Corporate Existence, Organization and Qualification of Company. Schedule 2.3 sets forth the number of authorized shares of capital stock, the number of outstanding shares of capital stock, the par value of such capital stock and the state of incorporation of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, the Company to the extent required by applicable state law has no state or local franchise taxes (not including taxes based on income, gross receipts or assets), fees or penalties due and unpaid, and it has full corporate power and authority to carry on the business as now conducted by it. The Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each of the jurisdictions


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indicated on Schedule 2.3 and there are no other jurisdictions in which the failure to so qualify or be licensed would have a materially adverse effect on the Company. Except as set forth in Schedule 2.3, the Company has no outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock.

         2.4 Company Subsidiaries. Except as set forth in Schedule 2.4, the Company has no subsidiaries.

         2.5 Partnerships. The Company does not own an interest, directly or indirectly, in any general limited partnership or limited liability company.

         2.6 No Violation. Except as set forth in Schedule 2.6, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby:

                  (a) Violate any provision of the charter or Bylaws of the Company;

                  (b) Violate, are in conflict with, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or require the consent or approval of any other person under, or cause or permit the acceleration of the maturity of, or excuse performance by any person of its obligations under or by any such person to terminate, any debt, obligation, contract, commitment or other agreement (i) to which Seller or the Company is a party or by which either is bound, and (ii) which is material to the business, financial condition or operations of Seller or the Company;

                  (c) Result in the creation or imposition of any Lien upon any property or assets of Seller or the Company under any debt, obligation, contract, commitment or other agreement to which either is a party or by which either is bound and which is material to the business, financial condition or operations of the Company; or

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                  (d)      Violate any material statute or law or any judgment,
decree or order or material regulation or rule of any court or governmental authority or arbitration tribunal binding upon Seller or the Company, or violate or result in the revocation, cancellation, suspension or adverse modification of any material franchise, license, permit or other governmental authorization or approval of the Company.

         2.7      Financial Statements.

                  The Sellers have delivered to the Buyer a complete and correct copy of the audited financial statements for the Company dated as of December 31, 1998 and results of operations and cash flows for the year then ended (the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         2.8      Labor and Employment Contract Plans. Except as disclosed in
Schedule 2.8, the Company is not a party to any (a) employment agreements, consulting agreements or similar arrangements which will survive the Closing,
(b) profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock purchase plans, or other arrangements, agreements or plans providing for employee benefits (including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, or related benefits) (collectively, the "Plans") under which employees of the Company will continue to be eligible after Closing or which Plans are qualified under ERISA (as hereinafter defined) or (c) all collective bargaining or union contracts. Schedule 2.8 contains an accurate and complete list as of December 31, 1998, of the names and current salary or payment rates (expressed on an annual basis) of all persons (including independent commission agents) employed by or under contract with Company whose current rate of pay which, including any bonus or indirect compensation, if annualized, will result in such person earning in excess of $50,000 per year. There is no pending or, to Seller's or the Company's knowledge, threatened labor dispute, strike, work stoppage, or union campaign against the Company or threatening to affect in any materially adverse way the


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Company's business or assets. The Company has complied in all material respects with all of its obligations under the arrangements, agreements and plans listed in Schedule 2.8 and with all applicable laws relating to the employment of labor, including without limitation all provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other similar taxes. There are no violations of such obligations or laws which are material to the Company.

         2.9 ERISA. There are no "Pension Plans" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), which apply to the Company which: (a) have not been operated in compliance with ERISA and IRC ss. 401 or ss. 501; (b) have, on a plan termination basis, any unfunded liabilities or any liabilities to the Pension Benefit Guaranty Corporation; or (c) have had any prohibited transactions under IRC ss. 4975 or ERISA ss. 406, any accumulated funding deficiencies (as defined in ERISA ss. 2302 or IRC ss. 412), reportable events (as defined in ERISA ss. 4043) or plan termination (as defined in Title 17 of ERISA or IRC ss. 411). The Company maintains no plans outside the United States. Except as set forth in Schedule 2.9, the Company does not maintain nor contribute to any employee welfare benefit plan, as such term is defined in ERISA, whether insured or otherwise, and each such welfare plan is in material compliance with the provisions of ERISA. The Company has never been obligated to contribute to any "multiemployer plan" or "multiple employer plan" (as such terms are defined in ERISA ss. 4001). Except as set forth in Schedule 2.9, no filing, application or other matter with respect to any of such plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, United States Department of Labor or other governmental body, none of such plans has been terminated since September 1, 1974, neither the Pension Benefit Guaranty Corporation, nor any other person has taken any action to terminate any of such plans (and to the best of Seller's and the Company's knowledge, there exists no basis for any such action) and no trustee has been appointed by any court or governmental body to administer any thereof.


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         2.10     Litigation.

                  (a) Schedule 2.10 accurately identifies all actions or proceedings pending as of the date hereof against the Company before any court, governmental body or arbitration tribunal other than proceedings disclosed on other schedules to this Agreement. Except as disclosed in Schedule 2.10, neither Seller nor the Company has received prior to the date hereof written notice of the commencement or pendency of any governmental investigation of the Company.

                  (b) To the best of the knowledge of the Sellers, there is, as of the date hereof, no action or proceeding pending, or to the knowledge of the Sellers threatened, which questions the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby or which, if adversely determined, would materially and adversely affect the business, financial condition or operations of the Company.

                  (c) Sellers shall give Buyer prompt written notice of the commencement of any action, proceeding or investigation the Company after the date hereof that would be required to be described on Schedule 2.10 had such action, proceeding or investigation been open on the date hereof.

         2.11 Court Orders and Decrees. The Company is not in violation of any term of any material judgment, decree, injunction or order of any court, governmental agency or arbitration tribunal outstanding against it or by which it is bound. There is no such outstanding judgment, decree, injunction, or order which could reasonably be expected to have a material adverse effect upon the financial condition, operations or business of the Company.

         2.12     Compliance with Instruments, Laws, Etc. Except as disclosed on
Schedule 2.12, to the best of the knowledge of Seller, the Company is not in violation of and has not received any notice of violation which would have a material adverse effect on the Company, of (a) any provision of its charter or Bylaws, or any agreement pertaining to indebtedness, (b) any material


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

provision of any other obligation, contract, commitment, or other agreement or
(c) any material federal or state law, regulation, rule or administrative order.

         2.13     Title to Properties; Encumbrances. Except as disclosed on
Schedule 2.13, Company has good title to all of the properties and assets (real, personal, and mixed, tangible and intangible) reflected on the Financial Statements or acquired since December 31, 1998, in each case free and clear of all Liens except (a) materialman's, mechanics', carriers', workers', repairman's, and other similar liens arising or incurred in the ordinary course of business or statutory landlord's liens under leases to which it is a party, provided that either the underlying obligation is not in default or such obligation or Lien is being contested in good faith and adequate reserves have been established for the payment or discharge of such Lien to the extent required by generally accepted accounting principles; (b) Liens disclosed in the 1998 Financial Statements; and (c) Liens for taxes not yet delinquent or the validity or amount of which are being contested in good faith; provided that adequate reserves have been established for the payment of such taxes to the extent required by generally accepted accounting principles. The rights, properties and assets of the Company include all the rights, properties and assets necessary for the Company to conduct its business in all material respects in the same manner as currently conducted.

         2.14     Inventory.  The Company has no inventory.

         2.15 Office Facilities. The computer equipment and other office equipment utilized by the Company are in good operating condition, subject to normal wear and tear, are suitable for the purpose for which they are used and are adequate and sufficient for all of the current operations of the Company.

         2.16     Status of Licenses.

                  (a) The Company has all state and federal licenses that are necessary for its business and operations. All such Licenses are valid and in full force and effect and shall remain valid and in full force and effect for the benefit of Buyer at and following the Closing.


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


Alternatively, a Seller's personal Licenses to transact the business and operations of the Company shall be made available and shall be usable by Buyer and/or the Company to continue the business of the Company without interruption at and after the Closing, and such Licenses shall remain in full force and effect and usable by Buyer and/or the Company so long as such Seller remains employed by Buyer and/or Company. All of the state and federal Licenses of the Company as utilized by the Company in its business and operations are set forth on Schedule 2.16. Except as disclosed thereon as of the Closing Date, the Licenses identified on Schedule 2.16 are in full force and effect and have not been suspended, modified in any material adverse respect, canceled or revoked, the Company has operated and will continue to operate in compliance with all material terms thereof or any renewals thereof.

                  (b) Except as identified on Schedule 2.16, all other material permits, concessions, grants, franchises and other governmental authorizations and approvals necessary for the conduct of the business of the Company as currently conducted have been duly obtained and are in full force and effect, have not been suspended, modified in any materially adverse respect, canceled or revoked, and the Company has operated and until Closing will continue to operate in compliance with all material terms thereof or any applicable renewals thereof.

                  (c) Except as described in Schedule 2.16, neither Seller nor Company has notice of, and to the best of Seller's knowledge, there is not pending as of the date hereof, any application, petition, objection or other pleading with the governmental body having jurisdiction or authority over any part of the business or operations of the Company, which question the validity of or contests any License or which, if accepted or granted, would result in the revocation, cancellation, suspension or any materially adverse modification of any license, permit, concession, grant, franchise or other License of the Company.

                  (d) Sellers shall give Buyer prompt written notice of the filing of any material application, petition, objection or other pleading after the date hereof that would be required to be described on Schedule 2.16 had such action occurred prior to the date hereof.

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         2.17     Status of Leases and Agreements.

                  (a) Schedule 2.17 identifies completely and accurately each lease and other agreement for the use of property to which Company is a party; and

                  (b) Except as disclosed in Schedule 2.17, all leases and other agreements for the use of property to the Company or by which it is bound, are in full force and effect and the Company has not received any notice of termination or cancellation of any such lease or other agreement. There is no breach by the Company of any such lease and other agreement which could result in the termination or cancellation thereof, or the imposition of damages against Company.

         2.18 Customer Agreements. Except as provided in Schedule 2.18, Seller knows of any current customers of the Company providing revenues to the Company in excess of $50,000 which intends to discontinue the use of any service provided by Company, including if the transactions contemplated hereby are consummated.

         2.19 Bank Accounts. Schedule 2.19 identifies all accounts and safety deposit boxes with banks or other financial institutions maintained by or on behalf of the Company, together with the authorized signatories to such accounts.

         2.20      Patents, Trade Names, Trademarks, Licenses, Etc.

                  (a) Schedule 2.20 describes all material patents, trade names, trademarks and licenses used by the Company in its business. The Company owns or is licensed or otherwise has the right to use any patents, trademarks, trade names, copyrights, technology, know-how and processes which are material to the conduct of its business as currently conducted.

                  (b) Schedule 2.20 accurately identifies all significant computer software for financial reporting, engineering functions and studies and inventory control, or used by Company which Company will continue to have the right to use after the Closing.

                  (c) Except as disclosed in Schedule 2.20, the consummation of the transactions contemplated hereby will not alter or impair in any material respect any intellectual


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property rights of the Company. No claims have been asserted against the Company by any person contesting the use by the Company of the patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or enforceability of any such license or other right to use of such patent, trademark, trade name, copyright, technology, know-how or processes, and to the best of Seller's knowledge, there is no valid basis for any such claim and the use of such patents, trademarks, trade names, copyrights, technology, know-how or processes by the Company does not infringe on the rights of any person.


         2.21 No Undisclosed Liability. Except as disclosed in Schedule 2.21 or in the Financial Statements, and as of the Closing Date, the Company has no liabilities, whether absolute, accrued, contingent or otherwise, whatsoever which are required under generally accepted accounting principles to be disclosed or reserved against in the Financial Statements or which, while the facts regarding such liabilities may not have been known at the time when the Financial Statements were prepared, had such facts been known at or prior to the Closing Date, would have been regarded under generally accepted accounting principles to have been fully disclosed or reserved against them.

         2.22     Taxes and Tax Returns.

                  (a) Except as set forth in Schedule 2.22, all federal, state, local, and foreign tax reports and returns with respect to taxable periods ending after December 31, 1995, required to be filed by or on behalf of the Company have been duly filed on a timely basis other than any such reports and returns for which there is no material monetary penalty for failure to file, and all taxes, including, without limitation, income, gross receipts, ad valorem, value added, turnover, sales, use, personal property (tangible and intangible), stamp leasing, lease, user, leasing, excise, franchise, transfer, fuel, excess profits, occupational (including without limitation, deposits required by law to be made with respect to withholding taxes for employees) and interest equalization, and other charges of federal, state, local at foreign taxing authorities, including all interest and penalties or late charges on the foregoing (the "Taxes") attributable to the periods covered by such reports and returns which Seller and the Company believe in good faith to be due have been duly paid. Seller believes in good faith that all such reports and returns, insofar as they relate to the Company, have been prepared in accordance with all laws and regulations pertaining thereto.

                  (b) The reserves for taxes maintained by the Company, all of which constitute current liabilities, will be adequate under generally accepted accounting principles to cover the liability of such entities for all Taxes for all periods ending on or prior to the Closing Date.

                  (c) There are no tax Liens upon any property or assets of the Company other than Liens for Taxes not yet delinquent or the validity or amount of which are being contested in good faith and for the payment of which adequate reserves have been established to the extent required by generally accepted accounting principles.

                  (d) Schedule 2.22 sets forth the latest taxable period ending after December 31, 1995, for which the federal income tax returns of the Company or any affiliated group which includes Company have been examined by the Internal Revenue Service and the income taxes due as a result of such examination have been finally determined. Schedule 2.22 sets forth all proposed adjustments which have been raised in writing by the Internal Revenue Service in any examination in respect of the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other tax period of the Company not so examined. Except to the extent set forth in Schedule 2.22:

                           (i) all deficiencies and assessments resulting from examination of federal, state and local tax returns and reports of the Company with respect to taxable periods ending after December 31, 1995, have been paid;

                           (ii) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign to, return or report of the Company for any period; and

                           (iii) there are no agreements by the Sellers or the Company for the extension of the time for the assessment of any Taxes.

                  (e) The Sellers and the Company do not currently have, nor at any time after December 31, 1995, have had, in effect a tax sharing or similar tax allocation agreement among and between each other, other than:

                           (i) an election to allocate consolidated federal income tax liability pursuant to Reg. Sec. 1.1552l(a)(1) and Reg. Sec. 1.1502-33(d)(2)(ii);

                           (ii) an allocation of federal, state and local income and franchise taxes for financial statement purposes; and

                           (iii) any election as to a tax sharing or similar tax allocation method which is deemed to be made under any federal, state or local tax laws as a result of the filing of a combined or consolidated tax return.

                  (f) True copies of all federal income tax returns of the Company for all tax periods ending after December 31, 1995, have been heretofore delivered to Buyer.

         2.23 Insurance. The Company is covered as of the date hereof under insurance policies. The Company will continue to cover the Company under such insurance policies in accordance with Seller's normal business practice from the date hereof through the Closing Date.

         2.24     Contracts.

                  (a) Schedule 2.24 lists all agreements, contracts and commitments of the Company or by which the Company is bound which (i) create indebtedness for money borrowed or any Liens, (ii) (x) involve or may involve payments by or to the Company of more than $50,000, and (y) cannot be terminated by the Company without penalty upon notice of 60 days or less, or (iii) are material to the business, financial condition or operations of the Company as a whole or which impose material restrictions or obligations (other than the payment of money) on the Company in any case. To the best of Seller's knowledge, there are no oral agreements, contracts or commitments of the Company or by which the Company is bound.

                  (b) Each of the agreements, contracts and commitments listed on Schedule 2.24 is valid and in full force and affect and (i) there is no material default thereunder or claim of default and (ii) there has not occurred any event which, with the passage of time or the giving of notice (or both), would constitute a default thereunder, in any case either on the part of the Company or, to the best of Seller's and the Company's knowledge, on the part of any other party thereto.

                  (c) Except as set forth on Schedule 2.24, there is no agreement, contract or commitment which limits the right of the Company to engage in any business or compete with any person.

                  (d) Seller has delivered or made available to Buyer complete and correct copies of all written agreements, contracts and commitments identified on any Schedule to this Agreement, together with all written amendments thereto and waivers and consents with respect thereto.

         2.25 Full Disclosure. Except as disclosed in this Agreement, Seller and the Company know of no fact existing which Seller or the Company has not disclosed to Buyer which has or will have a material adverse effect on the consummation of the transactions contemplated hereby or on the financial condition, operations or business of the Company.

         2.26 Changes. Since December 31, 1998, the Company has conducted its business only in the ordinary and usual course consistent with reasonable business practice and it has done none of the acts described in subparagraph 4.1(b).

         2.27 Certain Transactions. Except as disclosed in Schedule 2.27, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or sales commission or fees to or from any officer, director, or such employee or, to the knowledge of the Seller, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         2.28 Legends. The Sellers understand that the certificates representing the Buyer Common Stock have not been registered under the 1933 Act and that the stock certificates representing the Buyer Common Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates): THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENTS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY THAT REGISTRATION
IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

         2.29 Disclosure. The Sellers have received from the Buyer all information which the Sellers have requested in connection with the transactions contemplated by this Agreement and have been afforded an opportunity to ask questions of and receive answers from the officers and directors of the Buyer.

                                   ARTICLE III

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF BUYER

         Buyer represents, warrants and covenants to the Company and each Seller as set forth in this Article III. Such representations, warrants and covenants shall be true as of the date of this Agreement and as of the Closing Date.

         3.1 Organization and Standing of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business and operations as currently conducted.

         3.2 Authorization, Etc. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation of transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by duly authorized officers of Buyer and constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

         3.3 No Violation. Except as set forth in Schedule 3.3, neither the execution and delivery of this Agreement nor the consideration of the transactions contemplated hereby will:

                  (a) Violate any provision of the Certificate of Incorporation or Bylaws of Buyer;

                  (b) Violate, be in conflict with, constitute a default (or event which, with or without due notice or of time, or both, would constitute a default) under, or require the consent or approval of any other person under, or cause or permit the acceleration of the maturity of, any debt, obligation, contract, commitment or other agreement (i) to which Buyer is a party, and (ii) which is material to the business or financial condition of Buyer;

                  (c) Result in the creation or imposition of any Lien upon any property or assets of Buyer under any debt, obligation, contract, commitment other agreement to which Buyer is a party or by which Buyer is bound; or

                  (d) Violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority or arbitration tribunal binding upon Buyer.

         3.4 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to, or for resale in connection with, the distribution thereof.

         3.5 Qualified Transferee. Buyer is financially and legally qualified, and has the requisite financial, technical and business capabilities, and assuming the accuracy of Seller's representations, warranties, and covenants contained herein, to operate the business of Company after the Closing.

         3.6 Litigation. There is on the date hereof no action or proceeding pending or, to Buyer's knowledge, threatened against or involving Buyer before any court, governmental agency or arbitration tribunal, which, if adversely determined, would materially and adversely affect the business, financial condition or operations of the Buyer or the ability of the Buyer to consummate the transactions provided for herein. The Buyer is not in violation of any term of any judgment, decree, injunction or order outstanding against it or them, which violation would have a material and adverse effect on the business, financial condition or operations of the Buyer or the ability of Buyer to consummate the transactions provided for herein.

         3.7 Compliance with Instruments, Laws, Etc. To the best of the knowledge of Buyer, Buyer is not in violation of and has not received any notice of violation which would have a material adverse effect on (a) any provision of its charter or Bylaws, or any agreement pertaining to indebtedness, (b) any material provision of any other obligation, contract, commitment, or other agreement, or (c) any material federal or state law, regulation, rule or administrative order.

         3.8 SEC Documents. Since January 1, 1998, Buyer has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). No information included in the SEC Documents when filed contained any untrue statements of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are being made, not misleading.

         3.9 Capital Stock. As of the Closing, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which as of the date hereof, 6,395, 571 were issued and outstanding and 1 million shares of preferred stock of which 125 shares of Series B Preferred Stock were issued and outstanding and no debentures or notes were issued and outstanding

         3.10 HomeCom Stock. The shares of the Buyer Common Stock to be issued to the Sellers will be, when issued, duly authorized, validly issued, fully paid and non-assessable, and not subject to or in violation of any preemptive or similar rights.

         3.11 Financial Statements. The financial statements contained in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and on Form 10-K for the year ended 1997 (the HomeCom SEC Documents) are complete and accurate in all material respects and fairly present at the time of their filing, in conformity with GAAP, applied on a consistent basis, the financial position of the Buyer on the date thereof and the results of operations of the Buyer on the date thereof and the results of operations of the Buyer for the period then ended.

         3.12     No Material Adverse Change. Except as set forth on Schedule
3.12 or as pursuant to the periodic reports filed by the Buyer with the SEC pursuant to the Securities and Exchange Act of 1934, as amended, there has not been any material adverse change or any event, occurrence, development, or state of circumstances or facts which could reasonably be expected to result in a material adverse change since the date of the the Buyer SEC Documents.

         3.13 Registration of the Buyer Stock. The Buyer currently meets each of the requirements for registrants under Form S-3. The Buyer has filed timely with the SEC all required reports and disclosures.

         3.14 Disclosure. The Buyer has received from the Company all information which the Buyer has requested in connection with the transactions contemplated by this Agreement and has been afforded an opportunity to ask questions of and receive answers from the officers and directors of the Company.

         3.15 Clients; Billings. The Buyer knows of no reason (other than possible general economic or industry changes or conditions) why the billings of its top twenty clients (in annual billings) should not in the reasonably foreseeable future following the Closing remain constant or increase, subject in each case to turnover typical of the industry.

                                   ARTICLE IV

                               COVENANTS OF SELLER

         4.1 Conduct of Business Pending Closing. From the date hereof and until Closing, Seller warrants and covenants that, pending and as a condition precedent to Closing, except otherwise consented to in writing by Buyer or as contemplated by this Agreement:

                  (a)      Sellers shall cause the Company:

                           (i) to conduct its business only in the ordinary and usual course consistent with past business practice;

                           (ii) to use its best efforts to promote the business of the Company and retain its customers, managers, employees, licensors and contractors; and

                           (iii) except for transactions in the ordinary and usual course of business consistent with past business practice, and without being required to make any unusual expenditures or suffer any unusual losses, to use its best reasonable efforts:

                                    (w)      to keep the organization of its
                  business intact, to preserve and maintain its assets, and to preserve the good will of its suppliers, customers and others having business relations with it;

                                    (x)      to preserve the relationships and
                  goodwill between it and its employees and keep Buyer advised of any changes in personnel that would affect the long-term operations of the Company;

                                    (y)      to continue to carry its existing
                  insurance, subject to variations in amounts required by the ordinary operations of its business and any increases mutually agreed upon by Seller and Buyer; and

                                    (z)      to comply with and perform the
                  leases and other agreements to which it is a party or by which it is bound.

                  (b)      Sellers shall not permit the Company to:

                           (i) incur any indebtedness, obligation or liability which would be characterized as a long term liability under generally accepted accounting principles;

                           (ii) merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business of any corporation, partnership, association or other business organization or division thereof;

                           (iii) vary significantly its business methods and practices with its present and prospective customers and subscribers, including but not limited to the price and terms upon which it offers its service except to the extent consistent with the ordinary and usual course of business;

                           (iv) except for transactions in the ordinary and usual course of business consistent with past business practice.


                                    (y)      grant any increase in salaries
                  payable or to become payable or grant any bonus to any officer, employee, agent, or representative, or

                                    (z)      increase benefits payable to any
                  officer, employee, agent, or representative under any Plan of the Company or by which the Company will be bound after Closing or create, become bound by or modify any such Plan.

                           (v) enter into, become bound by or modify, or unless required by law, engage in any negotiations with respect to, any collective bargaining or union agreement or commitment;

                           (vi) enter into any employment or consulting agreement or other such agreement not terminable by its terms without penalty or payment on 30 days' or less notice after the Closing with any person;

                           (vii) declare, set aside, or pay any dividend or make any distribution in respect of its equity securities;

                           (viii) purchase, redeem, or otherwise acquire any of its equity securities or reclassify, split up or otherwise dispose of any of such equity securities;

                           (ix) issue, sell or otherwise dispose of any of its equity securities, or create, sell or otherwise dispose of (except to terminate) any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity securities except such sales or dispositions exclusively among the Company and its Shareholders;

                           (x) change its accounting method or treatment of any material item;

                           (xi) pay any obligation or liability, fixed or contingent, other than current liabilities or the current portion of long-term liabilities;

                           (xii) enter into or become bound by any agreement or commitment having a term in excess of one year or obligating it to pay more than $5,000 in the aggregate under any such agreement or commitment;

                           (xiii) enter into or become bound by any new or renewed lease agreements or commitments requiring payment by the Company in excess of $5,000 in aggregate;

                           (xiv) except in the ordinary and usual course of business consistent with past business practice, waive or compromise any material right or claim;

                           (xv) except in the ordinary and usual course of business consistent with past business practice, cancel, without full payment, any note, loan, or other obligation owing to it;

                           (xvi) except in the ordinary and usual course of business consistent with past business practice, directly or indirectly modify, amend, cancel, or terminate any of the material leases, contracts or agreements to which it is a party, including but not limited to the partnership or joint venture commitments;

                           (xvii) amend, modify, or otherwise alter in any way the Articles of Incorporation or By-laws of the Company; or

                           (xviii) enter into any agreement obligating it to do any of the foregoing prohibited acts.

         4.2      [INTENTIONALLY DELETED]

         4.3 Access and Information. Upon reasonable notice, Seller will allow Buyer, its counsel, accountants, lenders, capital providers and other agents and representatives, (i) to have full access, during normal business hours, throughout the period prior to Closing to the employees, agents, representatives, affiliates, files, customers, suppliers, lenders, contracts, properties, books and records of the Company, (ii) to discuss its affairs, finances and accounts with its officers and accountants, and (iii) to be furnished all such information concerning the business and affairs of the Company as Buyer or its representatives may reasonably request.

         4.4 Post-Closing Availability. Sellers hereby agrees that, from time to time after Closing at Buyer's request and without further consideration, Sellers will execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as Buyer may reasonably require to more effectively convey, transfer to and vest in Buyer, and to put Buyer in possession of, the Shares purchased hereunder and otherwise to effect the consummation of the transactions contemplated hereby.

         4.5 Employment Agreements. Messrs. Chu, Rickard and Winans shall enter into employment agreements with Buyer and Company (the "Employment Agreement"). Each Employment Agreement shall be substantially in the form attached hereto as Exhibit "B."

         4.6 Non-Competition Agreement. Messrs. Chu, Rickard, and Winans shall each enter into a Non-Competition Agreement with Buyer (the
"Non-Competition Agreement") substantially in the form attached hereto as Exhibit "C."

         4.7 Best Reasonable Efforts. Sellers shall use their best reasonable efforts to consummate the transactions contemplated by this Agreement and to obtain as quickly as practicable the approvals and consents necessary for such consummation.

         4.8 Notice to Customers. Subject to Paragraph 8.6, Seller shall, upon the request of Buyer after Closing, cooperate with and assist Buyer in informing customers of the Company of the change in control of Company.

         4.9 Disclosure as to Representations and Warranties. Sellers shall promptly inform Buyer in writing if at any time Sellers or the Company shall become aware of any fact which would cause any representation or warranty of Sellers contained in this Agreement or in any certificate delivered pursuant hereto to not be true and complete as and as of such time.

         4.10 Compliance with Securities Laws. Sellers agree to comply with all applicable state and federal securities laws and regulations.

                                    ARTICLE V

                               COVENANTS OF BUYER

         5.1 Notice to Customers. Subject to Paragraph 8.6, Buyer shall cooperate with the Sellers in informing customers of the Company of the change in control of the Company.

         5.2 Access and Information. Upon reasonable notice, Buyer will allow the Sellers, their counsel, accountants, lenders, capital providers and other agents and representatives, (i) to have full access, during normal business hours, throughout the period prior to Closing to the employees, agents, representatives, affiliates, files, customers, suppliers, lenders, contracts, properties, books and records of the Company, (ii) to discuss its affairs, finances and accounts with its officers and accountants, and (iii) to be furnished all such information concerning the business and affairs of the Company as Seller and its representatives may reasonably request.

         5.3 Best Reasonable Efforts. Buyer shall use its best reasonable efforts to consummate the transactions contemplated by this Agreement and to obtain as quickly as practicable the approvals and consents necessary for such consummation.

         5.4 Disclosure as to Seller's Representations and Warranties. Buyer shall promptly inform Seller in writing if at any time Buyer shall become aware of any fact which would cause any representation or warranty of Seller contained in this Agreement to not be true and complete at and as of such time.

         5.5 Registration. The Buyer shall as soon as practicable after the Closing (but no later than sixty (60) days thereafter) prepare and file, at its expense, with the SEC under the 1933 Act a registration statement on Form S-3, if available, or such other available form permitting comparable public sale of (i.e., in ordinary brokerage transactions) 89,590 shares of the Buyer Common Stock (the "Registration Statement") with respect to 89,590 shares of the Buyer Common Stock issued in (or as a result of) this Agreement and shall use best reasonable efforts to have the Registration Statement declared effective by the SEC no later than ninety (90) days from the Closing and keep such Registration Statement and use its best reasonable efforts to keep such registration statement effective until the earlier to occur of, (i) two years after the effective date of the Registration Statement or, (ii) the date that at least 60,000 shares of Buyer Common Stock has been sold by the Sellers (the "Effective Period"). The Buyer shall also take at its expense any action reasonably required to be taken under state "Blue Sky" or other securities laws with respect to the 89,590 shares of the Buyer Common Stock issued in (or as a result of) this Agreement.

         5.6 Registration Covenants. As to any shares of the Buyer Common Stock registered pursuant to Section 1.3 above, the Buyer covenants:

         (a) It will not at any time file or make any amendment or supplement to the Registration Statement or to any prospectus or preliminary prospectus of which the Sellers have not been previously advised;

         (b) It will advise the Sellers promptly in writing of the occurrence and time of occurrence of each of the following events: (i) the issuance by the SEC of an order declaring the Registration Statement effective,
(ii) any request by the SEC for an amendment of the

Registration Statement as originally filed or as amended or as effective or for any amendment or supplement of the final prospectus or preliminary prospectus contained therein, or for any additional information with respect to the Registration Statement or the prospectus, (iii) any event of which the Buyer has knowledge during the period of the effectiveness of the Registration Statement which requires that the final prospectus included in the Registration Statement be amended or supplemented in order to make the statements therein, in the circumstances under which such prospectus is delivered to a purchaser of the shares, not misleading, (iv) the refusal to qualify or the suspension of the qualification of shares of the Buyer Common Stock for offering or sale in any jurisdiction or of the institution of any proceedings for such purpose or (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of such final prospectus or any preliminary prospectus, or the initiation of any proceedings for that purpose.

         (c) It will amend or supplement the Registration Statement, at any time during the period of its effectiveness, in order to make the statements therein in the circumstances under which such prospectus would then be delivered to a purchaser of shares of the Buyer Common Stock not misleading or as otherwise may be required by the 1933 Act and the rules and regulations promulgated under it.

         (d) It will furnish the Sellers with copies of the final prospectus in such quantities as they may from time to time reasonably request.

         (e) It shall bear all expenses of the Registration Statement, and all amendments and supplements, provided for in Paragraph 5.5 above (including, but not limited to, legal fees, accounting fees, printing costs and registration and Blue Sky fees and expenses). The Sellers shall bear the fees and disbursements of their counsel and agree to pay their pro rata share of all underwriting fees and discounts if applicable to the extent an underwriter is utilized.

         5.7 Rule 144. With a view to making available to the Sellers the benefits of certain rules and regulations of the SEC which may permit the sale of the shares of the Buyer Common Stock to the public without registration, the Buyer agrees that one year following the Closing and for so long as any of the Sellers own any shares of the Buyer Common Stock issued in (or as a result of) the Agreement, and so long as the same is necessary, the Buyer shall use its best reasonable efforts to: (i) make and keep available public information, as those terms are contemplated by Rule 144 under the Securities Act ("Rule 144");
(ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; (iii) furnish to the Sellers forthwith upon request a written statement by the Buyer as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Buyer; and (iv) comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 and take such other actions and furnish the Sellers with such information as the Sellers may reasonably request in order to avail themselves of Rule 144. In furtherance thereof, the Buyer will request to its counsel that such counsel provide an appropriate legal opinion acceptable to such counsel to its transfer agent with respect to the availability of Rule 144 for the public sale of shares of the Buyer Common Stock issued in (or as a result of) the agreement if: (i) the transfer agent requires such an opinion,
(ii) in such counsel's opinion, the terms and conditions of Rule 144 have been satisfied, and (iii) such counsel has been provided with the applicable Form 144, a copy of the Seller's Stock Certificate and an affidavit certifying as to any relevant factual matters satisfactory to it in substance and scope.

                                   ARTICLE VI

                                     CLOSING

         6.1      Conditions Precedent to Closing.

                  (a) Buyer's obligation to purchase the Shares shall be subject to satisfaction of all of the conditions set forth in this subparagraph 6.1(a) (unless expressly waived in writing by it at, or any time prior to, Closing):

                           (i) The representations and warranties of Sellers contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Sellers shall have been true and complete when made and shall also be true and complete at and as of the time of Closing (except for changes permitted under Section 4.1 of Article IV).

                           (ii) Seller shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing to be so performed or complied with.


                           (iii) Sellers shall have delivered to Buyer a certificate, signed by each of the Sellers and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this subparagraph 6.1(a).

                           (iv) No action or proceeding shall have been instituted and remain pending by or before any court or other governmental body or arbitration tribunal seeking, and there shall not be in effect any injunction, order or decree of a court of competent jurisdiction the effect of which is, (x) to restrain or prohibit or to recover damages in respect of the transactions contemplated by this Agreement, (y) to revoke or suspend any material license, permit, order or approval, or (z) to question the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby, and there shall be no such action or proceeding pending which, if adversely determined, would materially and adversely affect, or injunction, order or decree in effect which materially and adversely affects, the business, financial condition and operations of Company.

                           (v) Buyer shall have completed its due diligence investigation of the Company to it's satisfaction.

                           (vi) Except for the lease described on Schedule 2.6, all lessors under leases and parties to agreements of the Company, other than such leases and agreements which do not require consent for the consummation of the transactions contemplated by this Agreement, shall have consented to the consummation of the transactions contemplated hereby. At Closing, Seller shall deliver to Buyer copies of all consents referred to in the preceding sentence.

                           (vii) Sellers shall each have furnished Buyer with an opinion of counsel as to the status of the Seller and the Company and the transactions contemplated by this Agreement substantially in the form of Exhibit "D" in final form as shall be deemed acceptable by Buyer.

                           (viii) Except as provided in Schedule 6.1(a)(viii), since December 31, 1998, there shall not have been any material adverse change in the business, financial condition or operations of Company.

                           (ix) All corporate proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Buyer.

                           (x) The Employment Agreements shall have been executed by the Sellers, Messrs. Chu, Rickard and Winans, respectively.

                          (xi) The Non-Competition Agreement shall have been executed by each of Messrs. Chu, Rickard, and Winans, respectively.

                           (xii) Stock certificates representing the Shares shall have been duly endorsed for transfer to Buyer, or accompanied by a proper and duly executed instrument of assignment to Buyer, and shall have all necessary stock transfer stamps attached.

                           (xiii) Resignations shall have been executed by all of the officers and directors.

                           (xiv) The originals (to the extent reasonably available to Seller) or duplicates of all of the minute books, stock books and all other corporate and business records or documents of the Company shall have been delivered or made available to Buyer;

                           (xv) Either an affidavit that Seller is not a foreign person (as provided in I.R.C. ss.1445(b)(2)) or an affidavit of the Company that complies with I.R.C. ss.1445(b)(3) shall have been properly executed.

                           (xvi) All books and records of the Company shall have been delivered or made available to Buyer at Seller's corporate headquarters.

                           (xvii) At Closing, Seller shall present its management internal accounting of the balance sheets and working capital of the Company as of the month end just prior to the Closing Date (the "Closing Date Balance Sheet") and management's representation affirming such balance sheet. The Closing Date Balance Sheet shall fairly represent the net worth and working capital of the Company as of the date specified and the net worth and working capital of Company and shall not be less than as reflected on the Financial Statements and shall be otherwise acceptable to the Buyer.

                           (xviii) Seller shall have executed the Escrow Agreement and shall have pledged the Escrowed Shares pursuant thereto.

                           (xix) Seller shall have and shall have caused the Company to terminate the Shareholder Agreement dated as of March 20, 1996, as amended.

                           (xx) Silicon Valley Bank shall have canceled all warrants to acquire Common Stock of the Company, including that certain Warrant dated November 17, 1998.

                           (xxi) The Sellers shall have caused the Company to terminate the 1997 Stock Option Plan and any related plans prior to the Closing (the "Plans").

                           (xxii) All obligations by the Company to pay promissory notes and accrued and unpaid salaries payable to the Sellers (including, but not limited to, those described in the Schedules) have been canceled and have been fully satisfied prior to Closing.

                           (xxiii) Those persons who have been issued options pursuant to the Plans have agreed to cancel all of their existing stock options to receive shares of the Company's common stock or any other securities of any kind.

                  (b) Seller's obligation to close the purchase and sale of the Shares shall be subject to satisfaction of all of the conditions set forth in this subparagraph 6.1(b) (unless expressly waived in writing by it at, or any time prior to, Closing):


                           (i) The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Buyer shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

                           (ii) Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing to be so performed or complied with.

                           (iii) Buyer shall have delivered to Seller a certificate, signed by its chairman, president or a vice president, and dated as of the Closing Date, certifying as to the fulfillment of the conditions sat forth in clauses (i) and (ii) of this subparagraph 6.1(b).

                           (iv) There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the sale of the Shares by Seller and no action or proceeding alleging that the consummation of the sale of the Shares by Seller violates or will violate any federal or state law, rule or regulation shall have been instituted by or before any court or governmental body to restrain or prohibit Seller from selling, or to recover damages from Seller in respect of the sale of the Shares, unless Buyer elects to fully indemnity and defend Seller in respect thereof.

                           (v) Buyer shall have furnished Seller with an opinion of counsel as to the status of Buyer and the transactions contemplated by this Agreement substantially in the form of Exhibit "E."

                           (vi) All corporate proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Seller.

                           (vii) There has not been any material adverse change in the business, financial condition or operations of the Buyer.

                           (viii) The Buyer shall have delivered to the Sellers the Buyer Common Stock in payment of the Purchase Price (excluding the Escrowed Shares which have been pledged pursuant to the Escrow Agreement).


         6.2 Termination. In the event that the Closing shall not have occurred by 5:00 p.m., Eastern Standard Time, on April 29, 1999, the Buyer may elect at its option to terminate without penalty or payment its obligations to purchase the Shares and all such other obligations as provided in this Agreement.

         6.3 Casualty Losses. It is understood that Seller assumes all risk of destruction, loss, or damage due to fire or other casualty or event to the Company until the consummation of the Closing. If there is any destruction, loss, or damage prior to the date of Closing, the Sellers shall restore the facilities affected by destruction, loss, or damage prior to Closing or, if the Seller is unable to restore such facilities prior to Closing, the Sellers shall reimburse the Buyer for the amount required to repair such facilities or, at the Buyer's option, set aside in a special fund of the Company, all insurance and other proceeds received by the Seller and the Company in respect of such destruction, loss, or damage.

                                   ARTICLE VII

                            POST-CLOSING OBLIGATIONS

         7.1 Consolidated Financial Statements. Buyer shall prepare consolidated financial statements of the Company and Buyer as required by SEC rules and regulations.

         7.2 Cooperation. Following the Closing Date, Seller shall cooperate in the execution of any documents, and the taking of any actions which are reasonable and necessary to effectuate the transaction contemplated by this Agreement and the achievement of its intended objectives.

         7.3 Closing Balance Sheet. Seller and Buyer shall have thirty (30) days following Closing to review the Closing Date Balance Sheet and agree to adjustments to same, if and as appropriate. If Buyer and Seller cannot agree, then their respective accountants shall name a third independent accountant to review and finally determine any disputed adjustments. Seller and Company represent and warrant that the Closing Date Balance Sheet, as finally determined, shall reflect a net worth and working capital of Company which is not less than reflected in the Financial Statements.

         7.4 HomeCom Stock Option Plan. Following the Closing, Buyer agrees to make available to the then employees of the Company (based upon the reasonable recommendations of senior management of the Company) up to 150,000 shares of its common stock pursuant to the Buyer's Employee Stock Option Plan (the "Plan"). Such issuances shall in each case be approved by Buyer's Compensation Committee in their sole discretion.

                                  ARTICLE VIII

                 INDEMNIFICATION; DUE DILIGENCE; CONFIDENTIALITY

         8.1 Indemnification by Seller. The Sellers hereby indemnify and agree to hold the Buyer and the Company harmless on an after-tax basis from, against, and in respect of (and shall on demand reimburse any such entity for):

                  (a) Any and all loss, liability, or damage suffered or incurred by Buyer or Company by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate delivered to Buyer pursuant hereto;

                  (b) Any and all taxes payable by Buyer or Company or any entity with which any of the foregoing are consolidated attributable to the business and operations of Company for periods prior to the Closing; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity, provided, however, that no claim arising out of a breach of any representation or warranty made by Seller in this Agreement shall be asserted by Buyer against the Sellers under this Paragraph 8.1 unless written notice of such claim setting forth in reasonable detail the nature thereof shall have been given to the Sellers prior to the termination, if any, of the survival period relating to such claim as provided in Paragraph 8.3.

                  (d) In connection with any registration in which the Sellers are participating, the Sellers agree to hold harmless and defend the Buyer, each of its directors and officers who sign the registration statement, each person, if any, who controls the Buyer within the meaning of the 1934 Act or the 1940 Act (collectively and together "Indemnified Party"), against any actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses insofar as the foregoing occurs in reliance upon written information provided by the Sellers to the Buyer. Such indemnity shall include the cost of defending such action and shall survive the transfer of the Buyer Common Stock by the Sellers.

         8.2 Indemnification by Buyer. Buyer hereby indemnifies and agrees to hold each Seller harmless on an after-tax basis from, against and in respect of (and shall on demand reimburse for):

                  (a) Any and all loss, liability, or damage suffered or incurred by a Seller by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or Agreement of Buyer contained in this Agreement or in any certificate delivered to Sellers pursuant hereto; and

                  (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing and incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity; provided, however, that no claim arising out of a breach of any representation or warranty made by Buyer in this Agreement shall be asserted by Seller against Buyer under this Paragraph 8.2 unless written notice of such claim setting forth in reasonable detail the nature thereof shall have been given to Buyer prior to the termination, if any, of the survival period relating to such claim as provided in Paragraph 8.3.

                  (c) Any losses, claims, damages or liabilities to which a Seller may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the prospectus or any amendment or supplement to either of them, or arise out of or based upon the omission or alleged omission to state a material fact required to be stated in such Registration Statement or prospectus or necessary to make the statements, in light of the circumstances under which they were made, not misleading, as long as such statements were not made by the Sellers and the Buyer will reimburse the Sellers for any legal or other expenses for one legal counsel incurred by the Sellers incurred by the Sellers in connection with investigating or defending any such loss, claim, damage or liability.

         8.3 Survival of Representations and Warranties. Each representation and warranty, covenant and agreement made by either party hereto in this Agreement or in any document, certificate, or other instrument delivered pursuant to this Agreement shall survive the Closing and until the second anniversary of the Closing Date, but only if a claim initiated by a party hereto with respect thereto is made in a notice given to the party against whom such claim is made on or before such date.

         8.4 Limitations on Indemnification. Neither party will be liable under this Agreement for losses, damages or liabilities ("Losses") resulting from the inaccuracy or breach of any representation or warranty until such Losses exceed in the aggregate $10,000 and, in that event, the damaged party shall be entitled to recovery only to the extent the aggregate amount of such Losses exceeds $10,000. In addition, except as provided in the following sentence, the individual liability of each person included within the definition of Seller shall be limited to an amount equal to the value of the Shares of Buyer Common Stock received by such Seller at Closing. The limitations imposed by this Paragraph 8.4 shall not apply to any intentional misrepresentation or intentional breach of any warranty or covenant herein. The indemnification obligations hereunder by either party shall be limited to the Purchase Price. The amount of Losses an indemnified party is liable for shall be called the "Indemnity Amount."

         8.5 Third Party Claims. In order for the Sellers or the Buyer, as the case may be ( the "Indemnified Party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the indemnifying party shall have previously received knowledge thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the indemnifying party demonstrates that it is prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (a) If a Third Party Claim is made against an Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof, and if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If the indemnifying party elects to so assume the defense of a Third Party Claim, the Indemnified Party (i) will cooperate in all reasonable respects with the indemnifying party in connection with such defense, (ii) will not admit any liability with respect to, or settle, compromise, or discharge, any Third Party Claim without the indemnifying party's prior written consent, and (iii) will agree to any settlement, compromise, or discharge of a Third Party Claim which the indemnifying party may recommend if
(y) the sole relief provided against the Indemnified Party is monetary damages which are paid by the indemnifying party and the Indemnified Party is completely released in connection with such Third Party Claim, and (z) such settlement, compromise or discharge involves no finding or admission of any violation of law or of the rights of any person or of any breach of any agreement by the Indemnified Party;

                  (b) In the event the indemnifying party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such Third Party Claim within a reasonable time under the circumstances, the Indemnified Party may defend the same in such manner as it may deem appropriate, including, but not limited to settling such claim or litigation after giving notice of same to the indemnifying party on such terms as the Indemnified Party may deem appropriate, and the indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions of this Paragraph 8.5; and

                  (c) Notwithstanding the foregoing, if an Indemnified party determines in good faith that there is reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such action, but the indemnifying party shall be entitled to participate therein (with control remaining with the Indemnified Party) and shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         8.6      Confidentiality.

                  (a) For a period of three years from the date of this Agreement, Seller's will hold in confidence and use its reasonable efforts to have all of the Company's employees, agents, representatives, lenders and capital providers hold in confidence all of the books, records, financial information, customer lists, business plans, operating plans, or other knowledge or information of a confidential or proprietary nature (the "Confidential Information") with respect to Buyer and, if the Closing does occur, with respect to Company and will not disclose, publish, use (except as required in connection with the transaction contemplated by this Agreement) or permit others to disclose, publish or use the same, provided, however, that the foregoing restriction shall not apply to any Confidential Information which (i) becomes generally available to the public in any manner or form through no fault of Seller, its employees, agents, or representatives, (ii) is independently developed by Seller without benefit of the above-described information, or rightfully received from another source on a nonconfidential basis, (iii) is released for disclosure with Buyer's consent, (iv) is required to be provided, published or used by law, or by a court or a governmental agency (Seller agrees to give Buyer prior notice of any such required disclosure so as to afford Buyer at its expense the opportunity to seek an appropriate protective order), (v) is necessary in connection with a bona fide dispute between Buyer and Seller in order to seek an appropriate protective order; or (vi) is necessary in connection with a bona fide dispute in order to establish rights under this Agreement. In the event the Closing does not occur, the Seller shall promptly return to Buyer all Confidential Information and non-public documents obtained from the Buyer and any copies of such documents made for or by Buyer.

                  (b) The Buyer has held and will continue to hold such Confidential Information as it receives from the Sellers or the Company in confidence and will not prior to the Closing furnish such information to its affiliates, employees, agents, representatives, lenders or funding sources for any use other than in evaluating and implementing the transactions contemplated in this Agreement. In the event the Closing does not occur, Buyer shall promptly return to Seller all Confidential Information and non-public documents obtained from the Sellers or the Company and any copies of such documents made for or by Buyer. For a period of three years from the date of termination of this Agreement if the Closing does not occur, Buyer will hold in confidence and use its reasonable efforts to have all its affiliates, employees, agents, representatives, lenders and funding sources who had access to Confidential Information with respect to Seller and Company to hold such information in confidence and not disclose, publish, use or permit others to use the same, provided, however, that the foregoing restrictions shall not apply to any portion of the foregoing which (i) becomes generally available to the public in any manner or form through no fault of Buyer, its employees, agents or representatives, (ii) is independently developed by Buyer without benefit of the above-described information, or rightfully received from another source on a nonconfidential basis, (iii) is released for disclosure with Seller's consent, or (iv) is required by a court or a governmental agency (and Buyer agrees to give Seller prior notice of any such required disclosure so as to afford Seller at its expense, the opportunity to seek an appropriate protective order) or is otherwise required by law or is necessary in order to establish rights under this Agreement.

         8.7 Specific Performance. In the event of any breach or threatened breach by either party of the provisions of Paragraph 8.6 of this Agreement, the other party shall be entitled in respect thereof to an injunction or other appropriate order (without the necessity of setting any bond in connection therewith or demonstrating that any harm will result from this breach thereof) restraining such party from violating such provisions or requiring such party to perform its obligations hereunder. In the event that any court with competent jurisdiction determines such provisions to be too broad to enforce as written, such court is authorized by the parties to construe and enforce such provisions only to the broadest extent permitted by law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      Termination.

                  (a) In the event that the Closing Date has not occurred by June 30, 1999, 1999, this agreement shall be terminated and declared null and void.

                  (b) If either Buyer or Seller fails to close the transaction without having reasonable cause, then the breaking party shall be required to pay to the other party, within ten (10) days of such breach, a fee of $15,000 (the "Break-Up Fee") as liquidated damages.

         9.2 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date delivered personally or by confirmed facsimile as set forth below; (ii) two (2) days after being sent by Express Mail or such other similar service (i.e., Federal Express) and addressed as set forth below; or (iii) four (4) days after being mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed as set forth below, as follows:

                      If to Seller:        Ganymede Corp.
                                           175 West Jackson Boulevard, Suite 930
                                           Chicago, IL 60604
                                           Attn: Richard L. Chu
                                           Facsimile:  (312) 663-4503

                      With a copy to:      Abramson & Fox
                                           One East Wacker Drive
                                           Chicago, IL 60601
                                           Attn: Joseph C. Grayson
                                           Facsimile: (312) 644-0798

                      If to Buyer:         HomeCom Communications, Inc.
                                           Fourteen Piedmont Center, Suite 100
                                           3535 Piedmont Road
                                           Atlanta, Georgia 30305
                                           Attn: Harvey Sax, Sheela Kosaraju
                                           Facsimile: (404) 237-3060

                      With a copy to:      Sims Moss Kline & Davis LLP
                                           400 Northpark Town Center, Suite 310
                                           1000 Abernathy Road, N.E.
                                           Atlanta, Georgia 30328
                                           Attn: Raymond L. Moss, Esq.
                                           Facsimile:  (770) 481-7210

or to such other address as a party shall have designated to the other by like notice.

         9.3 Entire Agreement; Amendments. This Agreement (i) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations or warranties, both written and oral, between the parties with respect to the subject matter hereof, (including, but not limited to, that certain letter of intent dated January 29, 1999, between the parties hereto) and (ii) may be amended or modified only by a written instrument executed by the Buyer and the Sellers.

         9.4 Expenses. Except as otherwise expressly herein provided, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement.

         9.5 Transfer Taxes. Any and all taxes levied by any federal, state, or local government or authority which become payable by reason of the sale and purchase of the Shares at Closing (excluding any taxes based on income) shall be borne by the Sellers.

         9.6 Brokers. Other than the Prospect Group, Inc., who represents the Sellers, each party represents to the other that it has not used the services of a broker and that no broker or finder shall be entitled to any compensation in connection with the transaction contemplated by this Agreement by reason of such party's actions. Seller agrees to indemnify Buyer against any claim by any third person, including, but not limited to, the Prospect Group, Inc. for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person and Seller or Company, whether expressed or implied from the actions of Seller or its agents. Buyer agrees to indemnify Seller against any claim by any third person for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person or Buyer, whether expressed or implied from the actions of Buyer or its agents.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Buyer and Sellers and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         9.9 Knowledge. Whenever any provision of this Agreement makes any statement "to the knowledge" of any entity, other than a living person, or that any such entity "knows" some fact or by similar formulation, such entity will be deemed to have such knowledge or know such fact if, and only if, a responsible officer of such entity has such knowledge or knows such fact.

         9.10 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of the State of Georgia. Any dispute or controversy between the parties arising in connection with this agreement or the subject matter contemplated by this agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act, 9 U.S.C. 1 et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damages claimed, including, but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. Notwithstanding the foregoing, either party may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against the other. The parties further agree that any arbitration action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction.

         9.11 Waiver. No provision in this Agreement shall be deemed waived by course of conduct, including the act of Closing under Article VI, unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

         9.12 Schedule and Exhibits. The schedules and exhibits attached hereto shall be deemed to be incorporated by reference to this Agreement as if fully set forth herein.

         9.13 Announcements. Except to the extent required by law, prior to Closing neither party shall make any public announcement or other disclosure with respect hereto or the transactions contemplated hereby or disclose the terms hereof to any third party without the consent of the other, which consent shall not be unreasonably withheld.

         9.14 Independent Advisors. Each of Buyer and Seller has retained its own legal counsel and tax advisors in connection with the foregoing transaction at its sole cost and expense. Each party has relied exclusively upon the legal and tax advice given by its respective advisors.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                     BUYER:

                                     HOMECOM COMMUNICATIONS, INC.



                                     By:  /s/ Harvey Sax
                                        ---------------------------------------
                                     Name:  Harvey Sax
                                     Title:   President and CEO

                                     SELLER:


                                     /s/ Richard L. Chu
                                     ------------------------------------------
                                     Richard L. Chu


                                     /s/ Joseph G. Rickard
                                     ------------------------------------------
                                     Joseph G. Rickard

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                 /s/ John R. Winans
                                 ------------------------------------------
                                 John R. Winans


                                 /s/ Mario D'Agostino
                                 ------------------------------------------
                                 Mario D'Agostino

                                 /s/ Karen Moore
                                 ------------------------------------------
                                 Karen Moore


                                 /s/ John Kokinas
                                 ------------------------------------------
                                 John Kokinas

                                  SCHEDULE 1.2

                                  SCHEDULE 2.1


Ganymede Shareholders' Agreement dated March 30, 1996.

                                  SCHEDULE 2.3



Authorized shares of the Corporation: 10,000,000 fully paid and non-assessable shares of no par value common stock.

Outstanding shares of the Corporation: 1,000,000 fully paid and non-assessable shares of no par value common stock.

The state of incorporation of the Corporation:  State of Illinois.

Warrant issued to Silicon Valley Bank to acquire 3,750 shares of common stock of the Corporation.

Ganymede 1997 Stock Option Plan pursuant to which options on 43,000 shares of Ganymede common stock have been issued.


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


                                  SCHEDULE 2.4


None.


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


                                  SCHEDULE 2.6


The sale of a majority of the shares of Ganymede constitutes an "assignment" and "transfer" under the Ganymede office lease described on schedule 2.17 and requires the consent of the landlord.



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


                                  SCHEDULE 2.8


The following is a list of Seller's present employees and consultants, their position, and compensation:

1.       Richard L. Chu
         Chairman
         $75,000.00/Yr. + 5% commission

2.       Joseph Rickard
         President
         $78,750.00/Yr. + 5% commission

3.       John Winans
         Vice President/CTO
         $37,500.00/Yr. Part Time

4.       David Burkett
         Production Manager
         $53,000.00/Yr.

5.       Harry Carmichael
         Systems Engineer
         $64,184.40/Yr.

6.       Vivek Raj Kunwar
         Software Engineer
         $41,000.00/Yr.
         Foreign Statuson student visa - practical training

7.       Juan J. Nieves
         Web Developer
         $30,000.00/Yr.

8.       Simon Leanos
         Web Developer
         $30,000.00/Yr.

9.       Antonio DeCastro
         Web Developer
         $35,000.00/Yr.

10.      Pete P. Fleming
         Systems Operator
         $52,000.00/Yr.

11.      Christine R. List
         Office Manager
         $24,000.00/Yr.

12.      Jeremiah F. Rothschild
         UIC Technology Intern
         $10.00/Hr.

13.      Peter Manfu Lu
         Consultant/Contractor
         $45.00/Hr.

14.      Jerald D. Kavanaugh
         Consultant/Contractor
         $55.00/Hr.

15.      Christopher Monaghan
         Consultant/Contractor
         $65.00/Hr.

16.      Sven T. Davies
         Contractor
         $55.00/Hr.

17.      Karen Moore
         Contractor
         $25.00/Hr.

18.      Lawrence S. Berlin
         Consultant
         $30.00/Hr.

19.      S. Joshua Stein
         Contractor
         $55.00/Hr.

20.      Martin Sorenson
         Contractor
         $50.00/Hr.

                                 SCHEDULE 2.8(A)


Ganymede Corporation 1997 Stock Option Plan.

Employee' Salary Deferral Plan (as described in footnote 6 to the Financial Statements).

Employee Handbook contains provisions for incentive compensation.

                                 SCHEDULE 2.8(B)


Consulting Agreements with:

         1.       Christopher Managhan
         2.       Interactive Business Systems
                  Peter Lu
         3.       Martin Sorenson
         4.       Sven Davies
         5.       Alfonso M. DiBenedetto
         6.       Jerry Kavanaugh

                                  SCHEDULE 2.9



None.



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


                                  SCHEDULE 2.10


None.


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


                                  SCHEDULE 2.12



None.


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


                                  SCHEDULE 2.13



Security interest granted to Silicon Valley Bank/Silicon Valley Financial Services on assets of corporation as set forth on attached Uniform Commercial Code financing statement.

$114,300 Promissory Note, secured by accounts receivable issued by the Company to Richard Chu on December 31, 1998.

$10,000 loan from Richard Chu secured by accounts receivable issued by the Company to Richard Chu on March 15, 1999.


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


                                  SCHEDULE 2.16



Seller licenses and permits:  City of Chicago General Business License.

Seller registrations:

         Internal Revenue Service
         Ill. Dept. of Revenue Business Registration
         Ill. Dept. of Revenue Sales Tax Registration
         Ill. Dept. of Employment Security.


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


                                  SCHEDULE 2.17


The only real property leased by Seller is Suite 930 at 175 W. Jackson Blvd. in Chicago, Illinois. Seller leases its premises in Chicago for monthly rent of $2,970 plus maintenance costs. The lease expires on July 21, 2000.

Seller leases computer equipment (6 PCs) from a company controlled by a stockholder on a month-to-month basis.

Seller also leases:

         1. Siemens telephone systems from Colonial Pacific Leasing for monthly payment of $323.23. The lease expires on July 21, 2000.
         2. Livingston Portmaster PM-3A-2T Access Server w/20 modems from Livingston Capital for monthly payment of $345.00. The lease expires on July 31, 2000.
         3. A Sony laptop computer from Sanwa Leasing Corporation for monthly payment $118.27. The lease expires in November, 2000.
         4. 2 Compaq laptops from Compaq Capital for monthly payment of $236.51, but it was never billed. It is an 18-month lease.

The leases are cured by the leased equipment.


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


                                  SCHEDULE 2.18

In addition to terminations in the ordinary course of business, the Company has terminated server co-location service to Internet Television Network and web hosting and email services to RUNANDGAN!, Inc., effective April 1, 1999 due to both clients poor payment history. Their monthly fees were $360.00 and $275.00, respectively.



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


                                  SCHEDULE 2.19


Bank Accounts:


Success National Bank
630 Waukegan Road
Deerfield, IL 60015

         Account #: 3010000513
         Certificate of Deposit: $55,378.66
         Maturity Date: September 5, 1999

         Account #: 1201000368
         Certificate of Deposit: $15,883.70
         Maturity Date: September 5, 1999

         Account #: 0200307444
         Checking

         Authorized signatories: Richard Chu, Joseph Rickard & John Winans


Silicon Valley Financial Services
3003 Tasman Drive
Santa Clara, CA 95054

         Client ID: 1000006468
         Accounts Receivable Purchase Program: Up to $150,000.00

         Authorized signatories: Richard Chu, Joseph Rickard & John Winans

                                SCHEDULE 2.20(A)


Trade name: Ganymede

shrink wrap and other licenses for commercially available software

JXTerm licensed to Nortel

                                SCHEDULE 2.20(B)

SOFTWARE INVENTORY:

1        QuickBooks Pro Version 5.0
1        Timeslips Version 8  6310595
1        Act 3.0
1        Solaris
1        Adobe Photoshop 3.0
1.       Adobe Illustrator 4.1
1        Macromedia Director V6
1        Visio 3.0
1        Visio 5.0 Upgrade
1        Quickbooks Pro 3.1
1        MS Visual Interdev
1        1 NT Server Resource Kit
2        NT Server 4.0
1        NT WS 4.0
3        Win 95
1        MS Visual J++
1        SQL Server 6.5
1        Adobe PageMaker 6.5
1        NT WS 3.51
1        HomeSite 3.0
2        Read Audio Server 2.0 (bsdi)
1        WinFax Pro 4.0
1        Visual Cafe Pro 1.0
1        Conversions Plus 4.0
1        WebTrends Pro Suite 2100015-EGE-1510326
1        CodeBase 6.3 Intel Upgrade
1        Quark WinXpress V3.22
1        Macromedia IBM Multi Studio V2
1        Netscape SuiteSpot V2

                                SCHEDULE 2.20(C)



Application to United States Patent and Trademark Office to register the name "Ganymede" as a service mark was rejected by the examiner and the application was abandoned.

                                  SCHEDULE 2.21



None



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


                                  SCHEDULE 2.22



Mario D'Agostino, Richard Chu and Joseph Rickard have filed extensions for their 1998 tax returns.



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


                                  SCHEDULE 2.24


Seller contracts:

$114,300 Promissory Note, secured by accounts receivable issued by the Company to Richard Chu on December 31, 1998.

Two Promissory Notes from the Company to Mario D'Agostino: one for $20,000.00, dated November 30, 1998, and one for $15,000.00, dated March 2, 1999.

Real estate leases.  See SCHEDULE 2.17

Personal property lease.  See SCHEDULE 2.17

A drawdown on a Line of Credit provided by Success National Bank of $70,000.00 secured by a time deposit in the bank of an approximately equal amount.


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


                                  SCHEDULE 2.27


Seller leases computer equipment (6 PCs) from a company controlled by a stockholder on a month-to-month basis.

Related party transactions as set forth in the Financial Statements for the year ended December 31, 1998.

$114,300 Promissory Note, secured by accounts receivable issued by the Company to Richard Chu on December 31, 1998.

Two Promissory Notes from the Company to Mario D'Agostino: one for $20,000.00, dated November 30, 1998, and one for $15,000.00, dated March 2, 1999.

$10,000 loan from Richard Chu secured by accounts receivable issued by the Company to Richard Chu on March 15, 1999.

                                  SCHEDULE 3.3


None.

                              SCHEDULE 6.1(A)(VIII)


None.

                                   EXHIBIT "A"

                                ESCROW AGREEMENT

                                   EXHIBIT "B"

                              EMPLOYMENT AGREEMENTS

                                   EXHIBIT "C"

                           NON-COMPETITION AGREEMENTS

                                   EXHIBIT "D"

                            SELLER OPINION OF COUNSEL

                                   EXHIBIT "E"

                            BUYER OPINION OF COUNSEL